JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G, dated February 14, 2011, (the “Schedule 13G”), with respect to the Common Stock, $.001 par value per share, of Viasystems Group Inc is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13G.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G and for the completeness and accuracy of the information concerning itself contained therein.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 14th day of February, 2010.

GSC Recovery IIA, L.P.
By:	GSC Recovery IIA GP, L.P., its general partner
By:	GSC RIIA, LLC, its general partner
By:	GSCP (NJ) Holdings, L.P., its sole member
By:	GSCP (NJ), Inc., its general partner

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

GSC Recovery IIA GP, L.P.
By:	GSC RIIA, LLC
By:	GSCP (NJ) Holdings, L.P., its sole member
By:	GSCP (NJ), Inc., its general partner

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

GSC RIIA, LLC
By:	GSCP (NJ) Holdings, L.P., its sole member
By:	GSCP (NJ), Inc., its general partner

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

GSCP (NJ), L.P.
By:	GSCP (NJ), Inc., its general partner

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

GSCP (NJ) Holdings, L.P.
By:	GSCP (NJ), Inc., its general partner

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

GSCP (NJ), Inc.

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

GSC Group, Inc.

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

GSC Active Partners Holdings, L.P.
By:	GSC Active Partners, Inc., its general partner

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

GSC Active Partners, Inc.

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

Alfred C. Eckert III

By:	/s/ Alfred C. Eckert III	02/14/11
Date

GSC Recovery II, L.P.
By:	GSC Recovery II GP, L.P., its general partner By: GSC RII, LLC, its general partner
By:	GSCP (NJ) Holdings, L.P., its sole member By: GSCP (NJ), Inc., its general partner

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

GSC Recovery II GP, L.P.
By:	GSC RII, LLC
By:	GSCP (NJ) Holdings, L.P., its sole member
By:	GSCP (NJ), Inc., its general partner

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

GSC RII, LLC
By:	GSCP (NJ) Holdings, L.P., its sole member
By:	GSCP (NJ), Inc., its general partner

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

GSC Partners CDO Fund, Limited
By:	GSCP (NJ), L.P., its collateral manager
By:	GSCP (NJ), Inc., its general partner

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory

CDO Partners CDO Fund II, Limited
By:	GSCP (NJ), L.P., its collateral manager
By:	GSCP (NJ), Inc., its general partner

By:	/s/ Peter Frank	02/14/11
	Name: Peter Frank	Date
Title: Authorized Signatory